12

                         COUSINS PROPERTIES INCORPORATED
                      2500 WINDY RIDGE PARKWAY, SUITE 1600
                             ATLANTA, GEORGIA 30339

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 6, 2003

         TO THE STOCKHOLDERS OF COUSINS PROPERTIES INCORPORATED:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cousins Properties Incorporated (the "Company") will be held on Tuesday, May 6, 2003, at 2:00 p.m., local time, at the Theatre, Lobby Level, The Inforum, 250 Williams Street, Atlanta, Georgia 30303, for the following purposes:

         (1) To elect eight (8) Directors;

         (2) To approve an amendment to the 1999 Incentive Stock Plan (the "Plan") to increase the number of shares of Common Stock available under the Plan by one million shares; and

         (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

         Only stockholders of record at the close of business on March 18, 2003 will be entitled to notice of and to vote at the meeting. A list of stockholders as of the close of business on March 18, 2003 will be available at the Annual Meeting of Stockholders for examination by any stockholder, his agent or his attorney.

         Your attention is directed to the Proxy Statement submitted with this notice.

                                           By Order of the Board of Directors.

                                           JAMES A. FLEMING
                                           Secretary
Atlanta, Georgia
March 25, 2003

         WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                         COUSINS PROPERTIES INCORPORATED
                      2500 WINDY RIDGE PARKWAY, SUITE 1600
                             ATLANTA, GEORGIA 30339
                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 6, 2003



         The accompanying proxy is solicited by the Board of Directors of Cousins Properties Incorporated (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 6, 2003, at 2:00 p.m., local time, at the Theatre, Lobby Level, The Inforum, 250 Williams Street, Atlanta, Georgia 30303, and any adjournments thereof. When a proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting and, where a choice has been directed on the proxy, the shares the proxy represents will be voted in accordance with such direction. If no direction is indicated on the proxy with respect to the nominees for director or with respect to any other proposal, the shares represented by the proxy will be voted FOR the nominees for director and the applicable proposal.

         The presence of holders representing a majority of the outstanding shares of Common Stock of the Company either in person or by proxy will constitute a quorum for the transaction of business at the Annual Meeting. If your shares are held through a broker and you do not vote your proxy, your brokerage firm may vote your unvoted shares under certain circumstances. These circumstances include certain routine matters, such as the election of directors. When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum, and they are counted as votes cast for or against matters presented for stockholder consideration. However, a brokerage firm cannot vote its customers' shares on non-routine matters. These are called "broker non-votes." Broker non-votes are counted in establishing a quorum, but they are not counted as votes cast for or against matters presented for stockholder consideration. Both the election of directors and the proposed amendment to the 1999 Incentive Stock Plan (the "Plan") are considered routine matters. Consequently, broker non-votes have no effect on the outcome of the vote. Abstentions with respect to the proposals to be considered at the Annual Meeting are counted for purposes of establishing a quorum, but have no effect on the outcome of the vote.

         Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (1) an instrument revoking it or (2) a duly executed proxy bearing a later date. A stockholder who is present at the Annual Meeting may also revoke his proxy and vote in person.

         Only stockholders of record as of the close of business on March 18, 2003 will be entitled to vote at the Annual Meeting. As of that date, the Company had outstanding 48,264,013 shares of Common Stock, each share being entitled to one vote. No cumulative voting rights are authorized and dissenters' rights for stockholders are not applicable to the matters being proposed. The date on which this Proxy Statement and the accompanying form of proxy are first being given or sent to stockholders is on or about March 25, 2003.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

         Currently, the Board has fixed the number of directors at ten (10). The Board has adopted a resolution, to be effective immediately upon the completion of the Annual Meeting, fixing the number of Directors at eight (8). The Board has nominated the eight individuals named below for election as Directors at the Annual Meeting. All of the Director nominees are currently members of the Board and each has consented to serve as a Director is so elected at the Annual Meeting.

         If, at the time of the Annual Meeting, any nominee should be unable to serve or, for good cause will not serve, the persons named in the proxy will vote for the substitute nominees or vote to reduce the number of Directors, as the Board recommends. The Board has no reason to believe that any substitute nominee or nominees will be required. Except as set forth above, the proxy solicited hereby cannot be voted for the election of a person to fill a directorship for which no nominee is named in this Proxy Statement. The affirmative vote of a plurality of the shares represented in person or by proxy at the Annual Meeting and entitled to vote is required to elect the Directors.



                 DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

                            Directors of the Company

         The following table sets forth the name of each Director nominee, his or her age, the year he or she was first elected as a Director, the number of shares of Common Stock of the Company beneficially owned by him or her as of February 1, 2003, the percent of the Common Stock of the Company so owned, a brief description of his or her principal occupation and business experience during the last five years, directorships of other publicly held companies presently held by him or her and certain other information.

         Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote, or direct the voting of, such security, or "investment power," which includes the power to dispose of, or to direct the disposition of, such security. A person also is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial economic interest. Except as indicated in the notes to the following table, the persons indicated possessed sole voting and investment power with respect to all shares set forth opposite their names.

         The Board of Directors recommends that the stockholders vote "FOR" each of the nominees for Director.

                                   First                                                 Shares of Common
                                   Year                                                 Stock Beneficially
                                   Elected                                                  Owned as of       Percent
          Name              Age    Director     Information Concerning Nominees (1)    February 1, 2003 (1)   of Class
          ----              ---    --------     -----------------------------------    --------------------   --------
Thomas D. Bell, Jr. (2)      53      2000     President and Chief Executive Officer         157,810 (3)           *
                                              of the Company since January 2002.
                                              Vice Chairman of the Board.  Chairman
                                              of the Executive Committee.  Special
                                              Limited Partner with Forstmann Little
                                              & Co. from January 2001 until January
                                              2002.  Worldwide Chairman and Chief
                                              Executive Officer of Young & Rubicam,
                                              Inc. from January 2000 to
                                              November 2000; President and Chief
                                              Operating Officer of Young & Rubicam,
                                              Inc. from August 1999 to
                                              December 1999; Chairman and Chief
                                              Executive Officer of Young & Rubicam
                                              Advertising from September 1998 to
                                              August 1999; President and Chief
                                              Executive Officer of Burson-Marsteller
                                              from May 1995 to September 1998;
                                              Director of Lincoln Financial Group,
                                              McLeod USA, Credit Suisse Group, Regal
                                              Entertainment and the United States
                                              Chamber of Commerce.
Richard W. Courts, II        67      1985     Chairman of Atlantic Investment              2,184,849 (6)        4.53%
(2) (4) (5)                                   Company (real estate
                                              development/investments) for at
                                              least five years. Director of
                                              SunTrust Banks of Georgia, Inc.;
                                              SunTrust Bank, Atlanta and Genuine
                                              Parts Company. Trustee of STI
                                              Classic Funds and STI Classic
                                              Variable Trust.
Thomas G. Cousins (2)        71      1962     Chairman of the Board.  Served as            9,683,395 (7)       19.82%
                                              Chief Executive Officer of the
                                              Company until January 2002; has
                                              been employed by Cousins since its
                                              inception. Director Emeritus of
                                              Total System Services, Inc.;
                                              Trustee Emeritus of Emory
                                              University; Trustee of the High
                                              Museum of Art; Member of the Board
                                              of Georgia Research Alliance;
                                              Chairman and Trustee of the CF
                                              Foundation.
Lillian C. Giornelli         42      1999     Chairman and Chief Executive Officer          362,882 (8)           *
                                              of The Cousins Foundation, Inc. since
                                              March 1999. Trustee of The Cousins
                                              Foundation, Inc. for at least five
                                              years.
Terence C. Golden            58      1996     Chairman of Bailey Capital                    51,023 (9)            *
(4) (5)                                       Corporation. President and Chief
                                              Executive Officer of Host Marriott
                                              Corporation from 1995 until 2000.
                                              Director of Host Marriott Corporation,
                                              Pepco Holdings, Inc. and The Cafritz
                                              Foundation. Chairman of the
                                              Federal City Council.
Boone A. Knox  (5)           66      1969     Chairman of Regions Bank of Central          323,509 (10)           *
                                              Georgia since 1997. Prior to such
                                              date, Chairman of Allied Bankshares,
                                              Inc. for at least five years.
                                              Director of Merry Land Properties,
                                              Inc.; and The Intercept Group, Inc.;
                                              Trustee of Equity Residential
                                              Properties Trust.
Hugh L. McColl, Jr.          67      2001     Chairman of McColl Brothers Lockwood          17,168 (11)           *
                                              since April 2001.  From 1998 to 2001,
                                              served as Chairman, Chief Executive
                                              Officer and Director of Bank of
                                              America Corporation and NB Holdings
                                              Corporation, and as Chief Executive
                                              Officer of Bank of America, N.A.  Also
                                              was Chief Executive Officer of the
                                              former NationsBank Corporation and its
                                              predecessor, NCNB Corporation, from
                                              1983 to 1998.  Director of Sonoco
                                              Products Company and Sykes Enterprises
                                              until 2003, and Director of Faison
                                              Enterprises and General Parts, Inc.
William Porter Payne (5)     55      1996     Partner of Gleacher & Co. since               47,296 (12)           *
                                              July 2000; Vice Chairman and Director
                                              of PTEK Holdings, Inc. from July 1998
                                              to July 2000; Vice Chairman of Bank of
                                              America Corporation from February 1997
                                              to July 1998.  Prior to February 1997,
                                              President and Chief Executive Officer
                                              of the Atlanta Committee for the
                                              Olympic Games for at least five
                                              years.  Director of Jefferson Pilot
                                              Corporation; Anheuser Busch, Inc.; ILD
                                              Telecommunications, Inc.; Crown
                                              Crafts, Inc.; and Infinity Horizons,
                                              LLC.

* Less than 1%.

(1)      Based on information furnished by the respective nominees.

(2)      Member of the Executive Committee of the Board of Directors.

(3) Includes 118,500 shares which may be currently acquired by exercise of options.

(4) Member of the Compensation, Succession, Nominating and Board Structure Committee of the Board of Directors.

(5)      Member of the Audit Committee of the Board of Directors.

(6) Includes a total of 2,078,626 shares as to which Mr. Courts shares voting and investment power. Of these shares (i) 387,751 shares are owned by the Courts Foundation for which Mr. Courts serves as a Trustee and as Chairman and (ii) 1,690,875 shares are owned by Atlantic Investment Company. By virtue of his position with Atlantic Investment Company, Mr. Courts may be deemed to have sole voting and investment power of the shares owned by Atlantic Investment Company. Also includes 37,500 shares which may be currently acquired by exercise of options. Does not include 12,309 shares owned by Mr. Courts' wife, as to which Mr. Courts disclaims beneficial ownership.

(7) Includes 572,316 shares held in a self-directed account for Mr. Cousins in the Company's Profit Sharing Plan. Includes 624,011 shares as to which Mr. Cousins shares voting and investment power. Also includes 672,500 shares which may be currently acquired by exercise of options and 36,880 shares of performance accelerated restricted stock ("PARS"). Does not include 690,034 shares owned by Mr. Cousins' wife, as to which Mr. Cousins disclaims beneficial ownership.

(8) Includes 1,717 shares as to which Ms. Giornelli shares voting and investment power. Includes 36,118 shares held by Ms. Giornelli as custodian for her children. Also includes 607 shares held by the Estate of Lillian W. Cousins, for which Ms. Giornelli is executrix and as to which Ms. Giornelli disclaims beneficial interest. Also includes 24,000 shares which may be currently acquired by exercise of options.

(9) Includes 37,500 shares which may be currently acquired by exercise of options.

(10) Includes 37,500 shares which may be currently acquired by exercise of options. Also includes 136,200 shares owned by the Knox Foundation, of which Mr. Knox is a trustee, 526 shares owned by BT Investments, a partnership of which Mr. Knox is a general partner, and 8,000 shares owned by Mr. Knox's sister-in-law. Mr. Knox shares voting and investment power with respect to the 144,726 shares held by the Knox Foundation, BT Investments and Mr. Knox's sister-in-law. Mr. Knox disclaims beneficial interest of these 144,726 shares.

(11) Includes 12,000 shares which may be currently acquired by exercise of options.

(12) Includes 37,500 shares which may be currently acquired by exercise of options. Does not include 1,875 shares held by the Estate of John F. Beard, for which Mr. Payne's wife is executrix and as to which Mr. Payne disclaims beneficial ownership.

         Ms. Giornelli is the daughter of Mr. Cousins. Mr. McColl is the father of John McColl, a Senior Vice President of the Company. There are no other family relationships among the Director nominees or Executive Officers of the Company.

         The terms of two current Directors of the Company, John J. Mack and R. Dary Stone, will expire at the Annual Meeting. Messrs. Mack and Stone have informed us that they will not stand for re-election at the Annual Meeting. The Company takes this opportunity to thank them for their service to the Company. Set forth below are the number of shares of Common Stock beneficially owned by Messrs. Mack and Stone.




                      Shares of Common Stock Beneficially
    Name                 Owned as of February 1, 2003         Percent of Class
    ----              -----------------------------------     ----------------

John J. Mack                        68,513 (1)                       *
R. Dary Stone                      189,810 (2)                       *
----------
(1) Includes 29,250 shares owned by the C. J. Mack Foundation, of which Mr. Mack serves as a director. Mr. Mack shares voting and investment power with respect to the C. J. Mack Foundation. Also includes 12,000 shares which may be currently acquired by exercise of options.
(2) Includes 2,210 shares allocated to Mr. Stone from the Company's Profit Sharing Plan and 88,400 shares which may be currently acquired by exercise of options. Also includes 20,000 PARS.

         The Board of Directors held four regular meetings and two special meetings during 2002. The Board has three standing committees - the Audit Committee, the Compensation, Succession, Nominating and Board Structure Committee and the Executive Committee. The Audit Committee held six meetings during 2002. The Compensation, Succession, Nominating and Board Structure Committee held one meeting during 2002. The Executive Committee held no meetings during 2002, but took action during the year by unanimous consent. Each Director attended at least 75% of all Board of Directors and Committee meetings.

         Mr. Bell was a member of the Audit Committee until January 2002. When Mr. Bell became the President and Chief Executive Officer of the Company in January 2002, he resigned from the Audit Committee. On March 15, 2002, Mr. Courts became a member of the Audit Committee. On March 15, 2002, Mr. Mack became a member of the Compensation, Succession, Nominating and Board Structure Committee and resigned from the Audit Committee. On November 5, 2002, Mr. McColl resigned from the Compensation, Succession, Nominating and Board Structure Committee.

         As described under the Report of the Audit Committee, the Audit Committee makes recommendations concerning the engagement or discharge of the Company's independent auditors, reviews with the independent auditors the audit plan and results of the audit engagement, reviews the scope and results of the Company's internal auditing procedures and the adequacy of its accounting controls, reviews the independence of the independent auditors and considers the reasonableness of the independent auditors' audit and non-audit fees.

         As described under the Committee Report on Compensation, the Compensation, Succession, Nominating and Board Structure Committee sets and administers the policies that govern executive compensation. This committee also has oversight over the Company's management succession and development programs and has oversight over all personnel related matters involving senior officers of the Company. This committee also makes recommendations regarding composition and size of the Board of Directors, considers nominees recommended by stockholders submitted in writing to the Committee at the Company's principal office by December 6, 2003, views qualifications of Board candidates and the effectiveness of incumbent directors, recommends a schedule of fees, tenure and retirement of Board members, recommends a slate of officers of the Company annually, and recommends from time to time the removal and promotion of such officers as well as the appointment of replacements.

         The Executive Committee, between meetings of the Board of Directors, may, with certain exceptions, exercise the powers of the Board of Directors.

                        Executive Officers of the Company

         The following table sets forth the number and percentage of shares of Common Stock of the Company beneficially owned by the four most highly compensated Executive Officers of the Company other than the Chief Executive Officer, who is included above, and by all Executive Officers and Directors of the Company as a group, as of February 1, 2003.

                                         Shares of Common Stock
                                         Beneficially Owned on      Percent of
     Name                                February 1, 2003 (1)         Class
     ----                                --------------------         -----
R. Dary Stone,
  Vice Chairman of the Company                189,810 (2)                *
Craig B. Jones,
  Senior Vice President and
  President - Office Division                 305,295 (3)                *

Tom G. Charlesworth,
  Executive Vice President,
  Chief Financial Officer and                 334,623 (4)                *
  Chief Investment Officer

Joel T. Murphy,
  Senior Vice President and
  President - Retail Division                 312,366 (5)                *

Total for all Executive Officers and
  Directors as a group (15 persons)        14,175,240 (6)              27.71%

* Less than 1%

(1)      Based upon information furnished by the executive officers.

(2) Includes 2,210 shares allocated to Mr. Stone from the Company's Profit Sharing Plan and 88,400 shares which may be currently acquired by exercise of options. Also includes 20,000 PARS.

(3) Includes 262,526 shares subject to presently exercisable options and 10,736 shares allocated to Mr. Jones from the Company's Profit Sharing Plan. Includes 1,371 shares held by Mr. Jones as custodian for his minor children, as to which he disclaims beneficial interest. Also includes 22,412 PARS.

(4) Includes 234,026 shares subject to presently exercisable options and 9,753 shares allocated to Mr. Charlesworth from the Company's Profit Sharing Plan. Also includes 2,925 shares owned by Mr. Charlesworth's children and 18,652 PARS.

(5) Includes 283,526 shares subject to presently exercisable options and 5,497 shares held in a self-directed account in the Company's Profit Sharing Plan. Also includes 931 shares owned jointly with Mr. Murphy's wife, as to which voting and investment power are shared, and 22,412 PARS.

(6) Includes a total of 1,977,854 shares subject to presently exercisable options. Includes 2,839,363 shares as to which Executive Officers and Directors share voting and investment power with others. Also includes 129,376 PARS. Does not include 704,218 shares owned by spouses and other affiliates of Executive Officers and Directors, as to which such Executive Officers and Directors disclaim beneficial ownership.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

         The following information is furnished with respect to both individuals who served as Chief Executive Officer during fiscal year 2002 and each of the other four most highly compensated Executive Officers of the Company (collectively, the "Named Executive Officers") and includes salary and bonuses paid by the Company, Cousins Real Estate Corporation ("CREC") and CREC II, Inc. ("CREC II").

                                                                             Long Term
                                 Annual Compensation(1)                    Compensation
                            ------------------------------    -----------------------------------------
        Name, Age                                             Restricted     Securities                         All
           and                                                  Stock       Underlying        LTIP            Other
    Principal Position       Year     Salary(2)      Bonus     Awards(3)    Options/SARs   Payments (4)   Compensation(5)
    ------------------       ----     ---------    --------   ----------    ------------   ------------   ---------------
Thomas G. Cousins, 71        2002     $  50,000    $      -  $        -             -        $      -        $103,987
   Chairman of the Board     2001       273,448     275,000           -             -               -          68,773
   (6)                       2000       500,000     400,000   1,028,030        145,000              -          32,299

Thomas D. Bell, Jr., 53      2002       229,167     500,000           -        500,000              -         163,235
   Vice Chairman of the      2001             -           -           -              -              -               -
   Board, President and      2000             -           -           -              -              -               -
   Chief Executive
   Officer (6)

R. Dary Stone, 49            2002       256,250     250,000           -         25,000              -          51,528
   Vice Chairman (7)         2001       305,729     180,000           -         62,800              -         502,239
                             2000       250,000     250,000     624,730        129,500              -          17,450
Craig B. Jones, 51           2002       300,000     180,000           -         50,000        232,313          53,860
   Senior Vice President     2001       280,000     180,000           -         46,600              -          48,663
   and President-Office      2000       250,000     250,000     624,730         56,250              -          25,395
   Division
Tom G. Charlesworth, 53      2002       300,000     180,000           -         50,000              -          48,295
   Executive Vice            2001       280,000     160,000           -         48,400              -          43,436
   President, Chief          2000       275,000     180,000     519,925         56,250              -          24,017
   Financial Officer and
   Chief Investment
   Officer (8)

Joel T. Murphy, 44           2002       300,000     180,000           -         50,000              -          53,470
   Senior Vice President     2001       280,000     180,000           -         46,600              -          48,663
   and President-Retail      2000       250,000     125,000     624,735         56,250        110,956          24,620
   Division


(1) Excludes perquisites and other personal benefits, the aggregate amount of which did not, in the case of any individual, exceed $20,000 in any year.

(2) Salary amounts represent compensation before elective reductions by the executives for medical, child care and related benefits.

(3) This represents the market value of shares of performance accelerated restricted stock ("PARS") awarded as of December 2000 and February 2001. These PARS grants will vest in any event if the employee is employed by the Company on November 14, 2006, but are subject to accelerated vesting as follows: (i) the stock awards vest in three years if Fund From Operations Per Share ("FFOPS") has increased by 15% per annum; (ii) the stock awards vest in four years if FFOPS has grown by 14% per annum; or (iii) the stock awards vest in five years if FFOPS has grown by 13% per annum. These stock grants were awarded under the 1999 Incentive Stock Plan, as amended and restated.

(4) Long-Term Incentive Plan ("LTIP") Payments are cash payments made upon exercise of Stock Appreciation Rights ("SARs").

(5) All Other Compensation for 2002 includes (i) the Company's annual contribution of $20,000 to the Company's Profit Sharing Plan on behalf of each of Messrs. Cousins, Stone, Jones, Charlesworth and Murphy, (ii) life insurance premiums paid by the Company on behalf of the Named Executive Officers for life insurance in excess of $50,000 and (iii) dividends paid on PARS discussed in note (3) above. All Other Compensation for Mr. Bell also includes (a) an allowance of $155,344, which was paid to Mr. Bell to cover part of his moving expenses as well as his income taxes associated with this compensation, and (b) $7,316, representing the value of his use of the Company's airplane for commuting and other personal use. All Other Compensation for Mr. Stone also includes $1,478 of club dues paid on his behalf. All Other Compensation for Mr. Cousins also includes $23,225, which represents the income taxes related to the dividends paid on PARS.

(6) On January 28, 2002, Mr. Cousins relinquished the position of Chief Executive Officer, and the Company named Thomas D. Bell, Jr. to the position of President and Chief Executive Officer. Mr. Cousins retained the position of Chairman of the Board, and Mr. Bell continued to serve as Vice Chairman of the Board.

(7) Effective January 28, 2002, Mr. Stone relinquished the position of President and Chief Operating Officer and assumed the position of President - Texas for the Company. On February 24, 2003, the Company announced that Mr. Stone's title would change to Vice Chairman of the Company.

(8) On February 19, 2003, the Company announced that Mr. Charlesworth will serve as the Company's Chief Financial Officer, in addition to continuing in his role as Executive Vice President and Chief Investment Officer of the Company.

         The Company maintains a Profit Sharing Plan for the benefit of all of the Company's full time salaried employees. The annual contribution is determined by the Board of Directors of the Company, CREC and CREC II and is allocated among eligible participants. Contributions become vested over a three-year period. Vested benefits are generally paid to participants upon retirement, but may be paid earlier in certain circumstances, such as death, disability, or termination of employment.

                      Option/SAR Grants In Last Fiscal Year

       The following table sets forth certain information with respect to options and SARs granted to the Named Executive Officers for the year ended December 31, 2002.

                                                                 Individual Grants
                                 ----------------------------------------------------------------------------
                                                    Percent of
                                   Number of           Total
                                   Securities      Options/SARs
                                   Underlying       Granted to      Exercise or                    Grant Date
                                  Options/SARs     Employees in     Base Price      Expiration       Present
             Name                Granted (1)(2)     Fiscal Year      ($/share)         Date         Value (3)
             ----                -------------      -----------      ---------      ----------     ----------
Thomas G. Cousins                           -             -           $    -                  -    $        -
Thomas D. Bell, Jr.                   450,000           37%            24.23            1/28/12     1,192,500
                                       50,000            4%            26.46             5/8/12       165,500
R. Dary Stone                          25,000            2%            23.71           11/19/12        50,000
Craig B. Jones                         50,000            4%            23.71           11/19/12       100,000
Tom G. Charlesworth                    50,000            4%            23.71           11/19/12       100,000
Joel T. Murphy                         50,000            4%            23.71           11/19/12       100,000


 (1) All options will vest over a period of four years (25% on each of the first four anniversary dates following the option grant).

(2) All options were granted at prices equal to the market value of the underlying stock on the date of grant.

(3) The Black-Scholes option pricing model was used to determine the grant date present value. This model assumes a risk free rate of 8-year U.S. Government Obligations as of grant dates, at least five year closing price volatility, dividend rates which existed as of the date of grant and an exercise period of 8 years. The actual value realized could differ. For example, if the common stock had a fair market value of $23.71 per share on the date of grant and appreciated at a rate of 11.5% per year (on average) for five years, and the options were exercised at such time, the value realized would be $17.15 per share. If this value were discounted at a 13% discount rate per year, the present value would be $9.31 per share under these assumptions.

               Aggregated Option/SAR Exercises In Last Fiscal Year
                      And Fiscal Year End Option/SAR Values

         The following table sets forth certain information with respect to options/SARs exercised and the value of unexercised options and SARs held by the Named Executive Officers of the Company at December 31, 2002.


                                                       Number of Securities     Value of Unexercised
                                                            Underlying              In-The-Money
                                                        Unexercised Options     Options and SARs at
                            # of Shares                  and SARs at FY-End          FY-End ($)
                            Acquired on       Value         Exercisable/            Exercisable/
      Name                   Exercise        Realized      Unexercisable           Unexercisable
      ----                  -----------      --------   -------------------     --------------------

Thomas G. Cousins                   -        $      -     672,500/110,000        $4,588,750/166,875
Thomas D. Bell, Jr.                 -               -       6,000/500,000               $ -/211,500
R. Dary Stone                       -               -      72,500/144,800           $43,881/ 97,165
Craig B. Jones                 24,000*        349,710*    262,526/155,074        $1,527,564/169,934
Tom G. Charlesworth            47,610         643,479     264,026/153,424        $1,758,275/156,962
Joel T. Murphy                      -               -     283,526/155,074        $1,695,389/169,934


* Includes 15,750 SARs with a value realized of $232,312.


                        Committee Report on Compensation

         The Compensation, Succession, Nominating and Board Structure Committee of the Company's Board of Directors (the "Committee") is responsible for ensuring that an effective compensation program is in place to provide performance-oriented incentives to management. The Committee's report on compensation is as follows:

         Each executive officer's compensation is determined annually by the Committee. Senior management makes recommendations to the Committee regarding each executive officer's compensation (except the Chief Executive Officer's compensation), including recommendations for base salary for the succeeding year, cash bonuses for prior year performance results and stock incentive awards. The Company annually conducts a re-evaluation of compensation for executive officers and certain other management personnel. The Company periodically retains an independent compensation consulting firm to provide reports setting forth competitive compensation data for executive officer positions and certain other management positions.

         The Company's compensation philosophy is based on a pay for performance approach. The compensation program seeks to reward individual action that contributes to operating unit performance and Company performance. The Company's goal is to target total remuneration (base salary, plus annual and long term incentive) for a position between the median and 75th percentile for the Company's peers. The Company's policies with respect to individual components of total remuneration are as follows:

         -    Base Salary. Each executive officer's base salary is based upon
              -----------
              the competitive market for the executive officer's services, including the executive's specific responsibilities, experience and overall performance. In keeping with the Company's pay for performance approach, the Company's objective is to set the base salary range midpoints at the median base salary level of the Company's peers in its industry. Base salaries are adjusted annually, following review of competitive base salary data. Changes in responsibilities also are taken into account in the review process, as well as the executive's assessed contribution to the Company's success.

         -    Annual Incentive Compensation. The Company awards discretionary
              -----------------------------
              year-end bonuses. These bonuses reflect the contribution of the individual as well as the performance of the operating unit and the Company as a whole. The target level for the bonus for a position is set between the median and 75th percentile for the Company's peers.

              The performance measures applicable to a particular position vary according to the functions of the position. Performance measures considered by the Committee included the Company's performance, as measured by stock price performance and growth of Funds From Operations Per Share ("FFOPS"), the level of the predevelopment pipeline, the volume of development construction commenced, completion of development projects on time and within budget, execution of tenant leases, property management and leasing results, property sales and financings achieved.

         -    Long-Term Incentive Compensation. Long-term incentives for a
              --------------------------------
              position are targeted between the median and 75th percentile for the Company's peers. Long-term incentives align management's interests with that of the stockholders and the Committee believes that stock-based awards are most appropriate for this purpose. In 1999 the Board adopted, and the stockholders approved, the 1999 Incentive Stock Plan. Under this plan, various stock-based awards may be made by the Committee, including stock options, restricted stock, performance shares and stock grants. In December 2000 and February 2001, the Committee awarded stock options and performance accelerated restricted stock ("PARS") to each of the executive officers. The PARS awards will vest if the employee is still employed by the Company on November 14, 2006, but are subject to accelerated vesting as follows: (1) the stock awards vest in three years if FFOPS has increased by 15% per annum; (2) the stock awards vest in four years if FFOPS has grown by 14% per annum; or
              (3) the stock awards vest in five years if FFOPS has grown by 13% per annum. In 2002, the Committee awarded stock options. Such options vest over a 4-year period. The Committee believes that FFOPS growth ultimately drives the appreciation of the value of the Company's common stock. In addition, it is a performance measure that is more controllable by management than other measures of stockholder return.

         In general the Company would like to keep the total stock based awards in a given year between 1% and 2.7% of total outstanding shares. In addition, the Company would like to maintain over time the total number of shares available for stock based grants under its stock plan at or below 15% of total outstanding shares. If total market and performance based compensation to be awarded through stock based grants should exceed these levels, the Company may elect to grant such shares in any event or may pursue alternative means of delivering the appropriate market compensation. The Committee will also study alternative methods that might be used to neutralize the impact of stock based grants on total shares outstanding.

         The Company maintains a Profit Sharing Plan for the benefit of its executive officers and other employees. The Board of Directors determines the Company's annual contribution under the Profit Sharing Plan. The annual contribution is allocated among eligible employees of the Company in accordance with each such employee's compensation. At December 31, 2002, approximately 71.1% of the Profit Sharing Plan was invested in the Company's Common Stock. Each employee has the right to self-direct his or her investments in the Profit Sharing Plan.

         Thomas D. Bell, Jr. became the Chief Executive Officer of the Company on January 28, 2002. The Committee reviewed the performance of the Company for 2002, and determined that Mr. Bell's leadership played a significant role in the success of the Company. In determining Mr. Bell's bonus for 2002, the Company considered Mr. Bell's leadership and his significant role in the Company's accomplishments, including performance measures referred to above.

                          COMPENSATION, SUCCESSION, NOMINATING
                          AND BOARD STRUCTURE COMMITTEE

February 18, 2003

                          Richard W. Courts, II, Chairman
                          Terence C. Golden
                          John J.  Mack

       The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                        Compensation Committee Interlocks
                            and Insider Participation

       The Company's Compensation, Succession, Nominating and Board Structure Committee currently consists of Messrs. Courts, Golden and Mack. None of such directors has any interlocking relationships required to be disclosed in this Proxy Statement.

                            Compensation of Directors

       Each Director who is not an Officer is paid (1) a $22,000 annual retainer, plus (2) $1,000 for each regular Board meeting and each regular Committee meeting in which he or she participates, and (3) $500 for each telephone Board meeting and each telephone Committee meeting in which he or she participates. In addition, the Chairman of the Audit Committee and the Chairman of the Compensation, Succession, Nominating and Board Structure Committee each receives $1,000 per year for his or her service as chair of such committee. The 1999 Incentive Stock Plan provides that an outside Director may elect to receive Company stock in lieu of cash fees otherwise payable for services as a Director. The price at which such shares are issued is equal to 95% of the market price on the issuance date. On March 28, 2002, each non-employee Director at such time was granted 6,000 stock options pursuant to the 1999 Incentive Stock Plan. Such options have a term of ten years, are exercisable upon grant and have an exercise price of $26.05 per share, which was the closing price for the stock on the date of the grant.


                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee oversees the Company's financial reporting process and internal controls on behalf of the Board of Directors. The Audit Committee is composed of independent directors, and operates under a written charter approved by the Board of Directors.

         Management has primary responsibility for financial statements and the reporting process, including the systems of internal controls, and has represented to the Committee that the Company's 2002 consolidated financial statements are in accordance with generally accepted accounting principles. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report with management and Deloitte & Touche LLP, the Company's independent accountants.

         The Committee reviewed with Deloitte & Touche LLP the matters required to be discussed under SAS 61. The Committee also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, and discussed with Deloitte & Touche LLP their independence.

         The Committee meets with Deloitte & Touche LLP, with and without management present, to discuss the results of their examination, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Committee also recommended the appointment of Deloitte & Touche LLP to replace Arthur Andersen LLP as the Company's independent accountants for 2002.

         On February 18, 2003, Mr. Golden replaced Mr. Payne as the Chairman of the Committee. Mr. Payne remains as a member of the Committee.

                                      AUDIT COMMITTEE
February 18, 2003

                                      William Porter Payne, Chairman
                                      Richard W. Courts, II
                                      Terence C. Golden
                                      Boone A. Knox


       The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                       Fiscal 2002 Audit Firm Fee Summary

         On June 7, 2002, the Company's Board of Directors, upon recommendation of its Audit Committee, decided to end the engagement of Arthur Andersen LLP as the Company's independent public accountants, and engaged Deloitte & Touche LLP to serve as the Company's independent public accountants for the fiscal year ending December 31, 2002, effective immediately at such time.

Audit Fees, Financial Information System Fees and Other Fees

         In the 2002 fiscal year, from January 1, 2002 until June 7, 2002, the Company retained Arthur Andersen LLP as its independent public accountants. During such time, Arthur Andersen LLP provided services in the following categories and amounts:

      Audit Fees..........................................          $271,549
      Audit-Related Fees..................................          $ 16,500
      Tax Fees............................................          $ 67,440
      Other Fees..........................................          $  3,922



         Effective June 7, 2002 through the end of the Company's fiscal year on December 31, 2002, the Company retained Deloitte & Touche LLP to provide services in the following categories and amounts:

      Audit Fees...........................................          $260,000*
      Audit-Related Fees...................................          $  8,000
      Tax Fees.............................................          $128,050
      Other Fees...........................................          $      0


* Includes a re-audit of fiscal years 2000 and 2001 necessitated by Statement of Financial Accounting Standards No. 144 regarding the presentation of discontinued operations.

         The Audit Committee considered whether the provision of non-audit services by each of Arthur Andersen LLP and Deloitte & Touche LLP is compatible with maintaining auditor independence.

             PROPOSAL 2 - AMENDMENT TO THE 1999 INCENTIVE STOCK PLAN

         At the annual meeting of stockholders in 1999, the stockholders approved the adoption of the Plan. At that time, 895,525 shares of Common Stock were set aside for issuance under the Plan (these shares represent 1,343,287.5 shares currently, after the 3-for-2 stock split effective on October 2, 2000), and a 450,000 share cap was set on the number of shares subject to options and stock appreciation rights which could be granted under the Plan to one individual in any calendar year. The number of shares set aside under the Plan for issuance pursuant to the terms of the Plan cannot be increased without stockholder approval, and the tax benefit to the Company to the cap on stock option and stock appreciation grants will be lost if the cap is increased without stockholder approval.

         At a special meeting of stockholders on December 28, 2000, the stockholders approved an amendment to the Plan, increasing the number of shares authorized for issuance under the Plan by 1,200,000 shares. At the annual meeting of stockholders in 2001, the stockholders approved a further amendment to the Plan, increasing the number of shares authorized for issuance under the Plan by an additional 1,100,000 shares. At the annual meeting of stockholders in 2002, the stockholders approved further amendments to the Plan, (i) increasing the number of shares authorized for issuance under the Plan by an additional 1,100,000 shares and (ii) increasing the number of shares subject to stock options or stock appreciation right grants that can be made to any one individual in a calendar year from 450,000 to 750,000 shares.

         Based on the recommendation of the Compensation, Succession, Nominating and Board Structure Committee as to appropriate compensation levels for the Company's executives, including the appropriate use of stock based grants and the levels of such grants, the Board has determined that it is in the best interests of the Company and its stockholders to amend the Plan to increase the number of shares of Common Stock available for issuance under he Plan by an additional 1,000,000 shares.

                         Proposed Amendment to the Plan

         The proposed amendment to the Plan is to increase the number of shares of Common Stock available for issuance under the Plan by 1,000,000 shares, for a total of 5,743,287.5 shares. This amendment, if approved by our stockholders, will be effected through an amendment and restatement of the Plan which will be effective as of May 6, 2003, a copy of which is attached hereto as Annex A.

         The Board of Directors recommends that the stockholders vote "FOR" the proposed amendment to the Plan.

         The proposed amendment to the Plan will become effective as of May 6, 2003 upon receiving the affirmative vote of holders of a majority of the shares voting at the meeting. Proxies will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted "FOR" approval of the amendment to the Plan.

                                    The Plan

         The following discussion summarizes the material terms of the Plan. This discussion does not purport to be complete and is qualified in its entirety by reference to the Plan, as proposed to be amended and restated if the proposed amendment is approved, a copy of which is attached hereto as Annex A. The Plan attached as Annex A reflects the following amendments which were adopted between 2000 and 2002: (1) an increase of 1.2 million shares in the number of shares available for issuance under the Plan, which increase was approved by the stockholders on December 28, 2000; (2) a further increase of 1.1 million shares in the number of shares available for issuance under the Plan, which increase was approved by the stockholders on May 1, 2001; (3) a further increase of 1.1 million shares in the number of shares available for issuance under the Plan, which increase was approved by the stockholders on May 7, 2002; (4) an increase in the number of shares subject to stock options or stock appreciation rights grants that can be made to any one individual in a calendar year from 450,000 to 750,000, which increase was approved by the stockholders on May 7, 2002, (5) a clarification that all grants made before the October 2, 2000 stock split are to be adjusted to reflect the stock split; (6) a clarification that the annual director stock option grant cap is to be adjusted the same as all other grant caps to reflect this stock split, increasing the grants from 4,000 option shares to 6,000; and any future stock splits and (7) authorization for grants of stock options under the Plan to outside directors for services beyond traditional services of directors. The latter three amendments were adopted by action of the Board. These amendments did not require stockholder approval.

                                     Purpose

         The primary purpose of the Plan is (1) to attract and retain key employees and outside directors, (2) to provide an incentive to key employees and outside directors to work to increase the value of the Company's Common Stock, and (3) to provide key employees and outside directors with a stake in the future of the Company which corresponds to the stake of each of the Company's stockholders.

                                 Administration

         The Plan is administered by a committee of two or more directors serving on the Company's Board of Directors (the "Committee"). Each director, while a member of the Committee, must satisfy the requirements for a "non-employee" director under Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act") and an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). All grants under the Plan are evidenced by a certificate that incorporates such terms and conditions as the Committee deems necessary or appropriate.

                  Coverage, Eligibility and Annual Grant Limits

         The Plan provides for the issuance of stock options ("Options") and restricted stock ("Restricted Stock") to certain key employees and to outside directors, for the issuance of stock appreciation rights ("SARs") to certain key employees, and for the issuance of shares of Common Stock in lieu of cash to outside directors. A key employee is any employee of the Company, Cousins Real Estate Corporation, a "preferred stock subsidiary" (as defined in the Plan) that has been designated by the Board of Directors as covered by the Plan, or any subsidiary, parent or affiliate of the Company or Cousins Real Estate Corporation who has been designated by the Committee and who, in the judgment of the Committee acting in its absolute discretion, is a key to the success of one these entities. The Company estimates that there currently are approximately 100 such key employees. No key employee in any calendar year may be granted an Option to purchase more than 750,000 shares of Common Stock or an SAR with respect to more than 750,000 shares of Common Stock.

                                     Options

         Under the Plan, either incentive stock options ("ISOs"), which are intended to qualify for special tax treatment under Code Section 422, or non-incentive stock options ("Non-ISOs") may be granted to key employees by the Committee, but ISOs can only be granted to key employees of the Company or a subsidiary or parent of the Company. Each Option granted under the Plan entitles the holder thereof to purchase the number of shares of Common Stock specified in the grant at the option price specified in the related stock option certificate. The terms and conditions of each Option granted under the Plan will be determined by the Committee, but no Option will be granted at an exercise price which is less than the fair market value of the Common Stock as determined on the grant date in accordance with the Plan. In addition, if the Option is an ISO that is granted to a ten percent stockholder of the Company, the option price may be no less than 110% of the fair market value of the shares of Common Stock on the grant date. No Option may be exercisable more than ten years from the grant date or, if the Option is an ISO granted to a ten percent stockholder of the Company, it may not be exercisable more than five years from the grant date. Moreover, no participant may be granted ISOs which are first exercisable in any calendar year for stock having an aggregate fair market value (determined as of the date that the ISO was granted) that exceeds $100,000.

         Each outside director automatically is granted a Non-ISO as of the first day he or she serves as an outside director to purchase 6,000 shares of Common Stock at an option price equal to the fair market value of the Common Stock determined on the grant date in accordance with the Plan. Thereafter, each outside director who is serving as such on March 31 of each calendar year and who has served as such for more than ten consecutive months automatically is granted a Non-ISO as of March 31 of such calendar year to purchase 6,000 shares of Common Stock at an option price equal to the fair market value of the Common Stock as determined on the grant date in accordance with the Plan.

                            Stock Appreciation Rights

         SARs may be granted by the Committee to key employees under the Plan, either as part of an Option or as stand alone SARs. The terms and conditions for an SAR granted as part of an Option will be set forth in the related Option certificate while the terms and conditions for a stand alone SAR will be set forth in a related SAR certificate. SARs entitle the holder to receive an amount equal to the excess of the fair market value of one share of Common Stock as of the date such right is exercised over the baseline price specified in the Option or SAR certificate (the "SAR Value"), multiplied by the number of shares of Common Stock in respect of which the SAR is being exercised. The SAR Value for an SAR is the fair market value of a share of Common Stock as determined on the grant date in accordance with the Plan.

                                Restricted Stock

         Restricted Stock may be granted by the Committee to key employees and outside directors under the Plan subject to such terms and conditions, if any, as the Committee acting in its absolute discretion deems appropriate. The Committee, in its discretion, may prescribe that a key employee's or outside director's rights in a Restricted Stock award will be nontransferable or forfeitable or both unless certain conditions are satisfied. These conditions may include, for example, a requirement that the key employee continue employment or the outside director continue service with the Company for a specified period or that the Company or the key employee achieve stated performance or other objectives. Each grant of Restricted Stock shall be evidenced by a certificate which will specify what rights, if any, a key employee or outside director has with respect to such Restricted Stock as well as any conditions applicable to the Restricted Stock.

                              Stock in Lieu of Cash

         An outside director shall have the right to elect in accordance with the procedures stated under the Plan to receive Common Stock in lieu of cash as part of his or her compensation package with respect to all or a specific percentage of (1) any installment of his or her annual cash retainer fee as an outside director, (2) any fee payable in cash to him or to her for attending a meeting of the Board of Directors or a committee of the Board of Directors and
(3) any fee payable in cash to him or to her for serving as the chairperson of a committee of the Board of Directors. Any election to receive Common Stock in lieu of cash which was in effect under the Cousins Properties Incorporated Stock Plan for Outside Directors immediately before the effective date of the Plan shall remain in effect until revoked under the Plan. The Company shall have the right to issue the shares of Common Stock which an outside director shall receive in lieu of any cash payment subject to a restriction that the outside director have no right to transfer such share until the applicable holding period requirement, if any, set forth in the exemption under Rule 16b to Section 16(b) of the 1934 Act has been satisfied.

                               Non-transferability

         No Option, SAR or Restricted Stock (absent the Committee's consent) is transferable by a key employee or an outside director other than by will or by the laws of descent and distribution, and any Option or SAR (absent the Committee's consent) is exercisable during a key employee's or outside director's lifetime only by the key employee or outside director.

                        Amending or Terminating the Plan

         The Plan may be amended by the Board to the extent it deems necessary or appropriate (but any amendment relating to ISOs will be made subject to the limits of Code Section 422), and the Plan may be terminated by the Board at any time. The Board may not unilaterally modify, amend or cancel any Option, SAR or Restricted Stock previously granted without the consent of the holder of such Option, SAR or Restricted Stock or unless there is a dissolution or liquidation of the Company or a similar transaction.

                              Adjustment of Shares

         Capital Structure. The number, kind or class of shares of Common Stock reserved for issuance under the Plan, the annual grant caps, the number, kind or class of shares of Common Stock subject to Options or SARs granted under the Plan, and the option price of the Options and the SAR Value of the SARs, as well as the number, kind or class of shares of Restricted Stock granted under the Plan, shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company.

         Mergers. The Committee as part of any transaction described in Code
Section 424(a) shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with Code Section 424(a)) the number, kind or class of shares of Common Stock reserved for issuance under the Plan, the number, kind or class of shares of Common Stock underlying any Restricted Stock grants previously made under the Plan and any related grant and forfeiture conditions, and the number, kind or class of shares of Common Stock subject to Option and SAR grants previously made under the Plan and the related option price of the Options and SAR Value of the SARs, and, further, shall have the right to make (in any manner which the Committee in its discretion deems consistent with Code Section 424(a)) Restricted Stock, Option and SAR grants to effect the assumption of, or the substitution for, restricted stock, option and stock appreciation right grants previously made by any other corporation to the extent that such transaction calls for the substitution or assumption of such grants.

                   Estimate of Benefits to Executive Officers

         The number of Options, Restricted Stock and SARs that will be awarded to the Company's chief executive officer and the other Named Executive Officers pursuant to the Plan is within the discretion of the Committee and is therefore not currently determinable. During 2002, the Chief Executive Officer and other Named Executive Officers were granted Options to purchase an aggregate of 675,000 shares of Common Stock. Mr. Bell, who served as our Chief Executive Officer in 2002, was granted 500,000 of these Options.

                         Federal Income Tax Consequences

         The rules concerning the federal income tax consequences with respect to grants made pursuant to the Plan are technical, and reasonable persons may differ on the proper interpretation of such rules. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with such grants, based on a good faith interpretation of the current federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (1) any federal tax consequences other than income tax consequences or (2) any state, local or foreign tax consequences that may apply.

         ISOs. In general, a key employee will not recognize taxable income upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the key employee will be required to treat an amount equal to the difference between the fair market value of the Common Stock on the date of exercise over the exercise price as an item of adjustment in computing the key employee's alternative minimum taxable income. If the key employee does not dispose of the Common Stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of exercise of the ISO, a subsequent disposition of the Common Stock will generally result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and the exercise price. The Company will not be entitled to any income tax deduction as a result of such disposition. The Company normally will not be entitled to take an income tax deduction at either the grant or the exercise of an ISO.

         If the key employee disposes of the Common Stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, such individual generally will recognize ordinary income, and the Company will be entitled to an income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements), in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock on the date of exercise over the exercise price or (ii) the amount realized upon disposition over the exercise price. Any gain in excess of such amount recognized by the key employee as ordinary income would be taxed to such individual as short-term or long-term capital gain (depending on the applicable holding period).

         Non-ISOs. A key employee or an outside director will not recognize any taxable income upon the grant of a Non-ISO, and the Company will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Non-ISO, the key employee or outside director generally will recognize ordinary income and the Company will be entitled to take an income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. However, if a key employee or outside director is subject to Section 16(b) of the Exchange Act and cannot sell the Common Stock purchased after the exercise of the Non-ISO without being subject to liability under such section, the stock will be treated as subject to a substantial risk of forfeiture for six months or until the stock can be sold without any such liability, whichever comes first, and the key employee or outside director will be taxable on such spread at that time. Upon a subsequent sale of the Common Stock by the key employee or outside director, such individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).

         SARs. A key employee will recognize ordinary income for federal income tax purposes upon the exercise of an SAR under the Plan for cash, Common Stock or a combination of cash and Common Stock, and the amount of income that the key employee will recognize will depend on the amount of cash, if any, and the fair market value of the Common Stock, if any, that the key employee receives as a result of such exercise. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee in the same taxable year in which the key employee recognizes such income, if the Company satisfies applicable federal income tax reporting requirements.

         Restricted Stock. A key employee or outside director is not subject to any federal income tax upon the grant of Restricted Stock, nor does the grant of Restricted Stock result in an income tax deduction for the Company, unless the restrictions on the stock do not present a substantial risk of forfeiture or the stock is transferable, each within the meaning of Section 83 of the Code. In the year that the Restricted Stock is either no longer subject to a substantial risk of forfeiture or is transferable, the key employee or outside director will recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock transferred to the key employee or outside director, generally determined on the date the Restricted Stock is no longer subject to a substantial risk of forfeiture, or is transferable, whichever comes first. If a key employee or outside director is subject to Section 16(b) of the Exchange Act and cannot sell the Common Stock without being subject to liability under such section after the stock is no longer subject to a substantial risk of forfeiture or is transferable, the stock will be treated as subject to a substantial risk of forfeiture and non-transferable for six months or until the stock can be sold without any such liability, whichever comes first. If the Restricted Stock is forfeited, the key employee or outside director will recognize no gain.

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table gives information about equity awards under the Company's equity compensation plans at December 31, 2002.

                                                                                          Number of Securities
                                      Number of Securities                              Remaining Available for
                                       to be Issued Upon        Weighted-Average      Future Issuance Under Equity
                                          Exercise of          Exercise Price of           Compensation Plans
                                      Outstanding Options,    Outstanding Options,       (Excluding Securities
                                      Warrants and Rights     Warrants and Rights         Reflected in Column A)
       Plan Category                       (Column A)              (Column B)                  (Column C)
       -------------                  --------------------    --------------------    ----------------------------
Equity compensation plans
    approved by
    security holders                     5,374,945                 $22.14                     970,363
    . . . . . .
Equity compensation plans not
    approved by
    security holders                             0                       0                           0
-----------------


                             PRINCIPAL STOCKHOLDERS

       The following table sets forth certain information concerning each person known to the Company's Board of Directors to be the "beneficial owner," as such term is defined by the rules of the Securities and Exchange Commission, of more than 5% of the outstanding shares of the Company's Common Stock:

     Name and                                                        Percent
      Address             Amount Beneficially Owned                  of Class
      -------             -------------------------                  --------

Thomas G. Cousins                   9,683,395 (1)                     19.82%
2500 Windy Ridge Parkway
Suite 1600
Atlanta, Georgia  30339

(1) Ownership is as of February 1, 2003. Includes 572,316 shares held in a self-directed account for Mr. Cousins in the Company's Profit Sharing Plan. Includes 624,011 shares as to which Mr. Cousins shares voting and investment power. Also includes 672,500 shares which may be currently acquired by exercise of options and 36,880 PARs. Does not include 690,034 shares owned by Mr. Cousins' wife, as to which Mr. Cousins disclaims beneficial interest.

                              CERTAIN TRANSACTIONS

         Until December 2002, the Company and an affiliate of Thomas G. Cousins each owned a 50% interest in a company that owned two airplanes, and each paid the expenses related to the airplanes based upon usage. In December 2002, Mr. Cousins' interest in this company was redeemed in a transaction under which Mr. Cousins became the beneficial owner of one airplane, and the Company became the beneficial owner of the other airplane. An independent consultant was engaged to provide estimates of the fair market values of the two airplanes. Due to the difference in values of the two airplanes, the company that owned the airplanes paid Mr. Cousins $1,052,500 in cash. This amount was funded by a loan, which the Company will be obligated to repay. This loan has a variable interest rate equal to 2% plus the applicable 30-day LIBOR index rate, and matures on January 30, 2004.

         At the time that this transaction occurred, the Company and Mr. Cousins entered into an arrangement that provided for the allocation between them of shared airplane-related costs, and for certain specified amounts to be paid in the event that either of them uses the other party's airplane.

         During 2002, the Company and an affiliate of Mr. Cousins also each owned a 50% interest in a company that in turn owned a 50% interest in an airplane hangar. The Company and the affiliate of Mr. Cousins each paid one-fourth of the expenses related to the hangar. This arrangement has continued in place after the split-up of the ownership of the two airplanes referred to above. The Company's portion of shared airplane and hangar expenses totaled $705,916 in 2002.

         Nonami Enterprises, Inc., a company wholly owned by Mr. Cousins, leased office space from one of the Company's joint ventures in 2002. The base rent, additional rent and storage rent paid by this entity in 2002 totaled $240,390. The Company believes these amounts are consistent with market transactions.

        One of the Company's joint ventures leased space to CREC in 2002. Under the terms of the lease, CREC paid rent at a rate equal to the rate that the Company was obligated to pay for comparable space under its lease with the joint venture. Mr. Cousins, Mr. Bell and Mr. Stone were directors of CREC in 2002. Mr. Cousins, Mr. Bell, Mr. Stone, Mr. Jones, Mr. Charlesworth and
Mr. Murphy were officers of CREC in 2002. The financial results of CREC are included in the Company's consolidated results of operations.

         Mr. Mack is the Chief Executive Officer of Credit Suisse First Boston ("CSFB"). During 2002, the Company used CSFB as its broker in connection with certain repurchases of the Company's stock. The total fee paid to CSFB in connection with such stock repurchases was $770.

         The Company is currently a party to a non-binding letter of intent pursuant to which the Company would develop an office building for a third-party tenant. Richard W. Courts IV, the son of Richard W. Courts II, one of the Company's Directors, is the real estate broker representing the proposed tenant. If the Company enters into a lease with the third party on the terms described in the non-binding letter of intent, Richard W. Courts IV will be entitled to receive brokerage commissions which would exceed, in the aggregate, $60,000 over the next ten years.

         The Company has an agreement with SCL Management LTD, an entity controlled by R. Dary Stone, Vice Chairman of the Company and one of its Directors. Pursuant to this agreement, the Company provides use of certain employees on a part-time basis for the benefit of SCL Management LTD. In turn, SCL Management LTD reimburses the Company for a portion of the salary and benefits paid to such employees, based on the portion of the time spent by such employees for the benefit of SCL Management LTD. For 2002, SCL Management LTD paid to the Company an aggregate of approximately $120,000 in reimbursements pursuant to this agreement.

         As described above, John McColl, a Senior Vice President of the Company, is the son of Hugh L. McColl, a Director of the Company. The Company paid John McColl a salary of $200,000, a bonus of $120,000 and other compensation of $33,620 for his service to the Company during 2002. John McColl also received a grant of options to purchase 31,000 shares of the Company's Common Stock at an exercise price of $23.71 per share.

         In 2002, W. Michael Murphy & Associates, Inc. ("MMA"), an entity owned by the brother of Mr. Joel T. Murphy, performed services for CREC in connection with the development of one retail center. MMA received fees totaling $32,051 for such work.


                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

       The following table compares cumulative total returns of the Company and the indicated indexes assuming an investment of $100 on December 31, 1997 and reinvestment of dividends.

    Company/Index/Market        12/31/1997    12/31/1998     12/31/1999    12/31/2000    12/31/2001     12/31/2002
    --------------------        ----------    ----------     ----------    ----------    ----------     ----------
Cousins Properties
   Incorporated                   100.00        115.62         127.90        165.39        152.19         163.87
Media General Industry
   Group 44  - Real
   Estate Index (1)               100.00        102.02          88.43        118.50        122.66         119.14
Standard & Poor's 500
   Index                          100.00        128.58         155.64        141.46        124.65          97.10
New York Stock
   Exchange Market
   Index                          100.00        118.99         130.30        133.40        121.52          99.27
NAREIT Equity REIT
   Index                          100.00         82.50          78.69         99.43        113.29         117.61

-------------

(1) This index is published by Media General Financial Services and includes the Company and 329 other real estate companies.

       The stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.



                            SECTION 16(A) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock to file certain reports with respect to each such person's beneficial ownership of the Company's Common Stock. In addition, Item 405 of Regulation S-K requires the Company to identify in its proxy statement each reporting person who failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or the prior fiscal year. Based upon information supplied to the Company, the Company believes that the following matters should be reported:

o Mr. Mack inadvertently filed a late Form 4 relating to shares of Common Stock he purchased in an open market transaction.

o Messrs. Courts, Murphy and Charlesworth and Ms. Giornelli inadvertently filed late Forms 4 relating to shares of Common Stock purchased pursuant to individual dividend reinvestment arrangements.


                       APPOINTMENT OF INDEPENDENT AUDITORS

       Effective June 7, 2002, Deloitte & Touche LLP was named the Company's independent auditors, and Deloitte & Touche LLP audited the accounts of the Company and its consolidated entities and performed other services for the year ended December 31, 2002. The Board of Directors has not selected the Company's independent auditors for the year ending December 31, 2003, but intends to do so after the date of this Proxy Statement. Should the firm selected be unable to perform the requested services for any reason, the Directors will appoint other independent auditors to serve for the remainder of the year. A Deloitte & Touche LLP representative will be present at the Annual Meeting and will have the opportunity to make a statement if such representative so desires and will be available to respond to stockholder questions.


                   DISMISSAL OF INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen LLP served as the Company's independent public accounts for the fiscal years ended December 31, 2001 and 2000. On June 7, 2002, the Company's Board of Directors, upon recommendation of its Audit Committee, decided to end the engagement of Arthur Andersen LLP as the Company's independent public accountants, and engaged Deloitte & Touche LLP to serve as the Company's independent public accountants for the fiscal year ended December 31, 2002.

         Arthur Andersen LLP's reports on the Company's Consolidated Financial Statements for each of the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

       During the fiscal years ended December 31, 2001 and 2000, and through June 7, 2002, there were (i) no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP's satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter in connection with its report on the Company's Consolidated Financial Statements for such years; and (ii) there were no reportable events as defined in Item 304 (a)(1)(v) of Regulation S-K.

       During the fiscal years ended December 31, 2001 and 2000, and through June 7, 2002, the Company did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's Consolidated Financial Statements, or any other matters or reportable events as set forth in Items 304 (a)(2)(i) and (ii) of Regulation S-K.


                              FINANCIAL STATEMENTS

       The Company's Annual Report for the year ended December 31, 2002, including audited financial statements, is being mailed together with this Proxy Statement. The Annual Report does not form any part of the materials for solicitation of proxies.


                   STOCKHOLDER PROPOSALS AT THE COMPANY'S NEXT
                         ANNUAL MEETING OF STOCKHOLDERS

       Stockholders who intend to submit proposals for consideration at the Company's next annual meeting of stockholders must submit such proposals to the Company no later than December 6, 2003, in order to be considered for inclusion in the proxy statement and form of proxy to be distributed by the Board in connection with that meeting. Any stockholder proposal to be considered at next year's annual meeting but not included in the proxy statement must be submitted in writing by February 19, 2004 or the persons appointed as proxies may exercise their discretionary voting authority if the proposal is considered at the meeting. Stockholder proposals should be submitted to Corporate Secretary, Cousins Properties Incorporated, 2500 Windy Ridge Parkway, Suite 1600, Atlanta, Georgia 30339.

                                  OTHER MATTERS

       The Board knows of no other matters to be brought before the meeting. However, if any other matters should come before the meeting, the persons named in the proxy will vote such proxy in accordance with their judgment on such matters.

                            EXPENSES OF SOLICITATION

       The cost of proxy solicitation will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally, or by telephone, electronic mail, facsimile, or mail by one or more Company employees. The Company will also reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials to their principals, the beneficial owners of the Company's stock.

                                JAMES A. FLEMING
                                Secretary

March 25, 2003

                                                                      Annex A






















                         COUSINS PROPERTIES INCORPORATED

                            1999 INCENTIVE STOCK PLAN

                       (AS AMENDED AND RESTATED EFFECTIVE
                               AS OF MAY 6, 2003)
                                      ss. 1

                             BACKGROUND AND PURPOSE

         The purpose of this Plan is to promote the interest of CPI by authorizing the Committee to grant Options and Restricted Stock to Key Employees and Directors and to grant Stock Appreciation Rights to Key Employees in order
(1) to attract and retain Key Employees and Directors, (2) to provide an additional incentive to each Key Employee or Director to work to increase the value of Stock and (3) to provide each Key Employee or Director with a stake in the future of CPI which corresponds to the stake of each of CPI's stockholders.


                                      ss. 2

                                   DEFINITIONS

         2.1 Affiliate -- means any organization (other than a Subsidiary) that
             ---------
would be treated as under common control with CPI or CREC under ss. 414(c) of the Code if "50 percent" were substituted for "80 percent" in the income tax regulations under ss. 414(c) of the Code.

         2.2 Board -- means the Board of Directors of CPI.
             -----

         2.3 Change in Control -- means (1) a "change in control" of CPI of a
             -----------------
nature that would be required to be reported in response to Item 6(e) of
Schedule 14A for a proxy statement filed under Section 14(a) of the 1934 Act,
(2) a "person" (as that term is used in Section 14(d)(2) of the 1934 Act) becomes after the effective date of this Plan the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly of securities representing 50% or more of the combined voting power for election of directors of the then outstanding securities of CPI, (3) the individuals who at the beginning of any period of two consecutive years or less constitute the Board cease for any reason during such period to constitute at least a majority of the Board, unless the election or nomination for election of each new member of the Board was approved by vote of at least two-thirds of the members of the Board then still in office who were members of the Board at the beginning of such period, (4) the shareholders of CPI approve any dissolution or liquidation of CPI or any sale or disposition of 50% or more of the assets or business of CPI or (5) the shareholders of CPI approve a merger or consolidation to which CPI is a party (other than a merger or consolidation with a wholly-owned subsidiary of CPI) or a share exchange in which CPI shall exchange CPI shares for shares of another corporation as a result of which the persons who were shareholders of CPI immediately before the effective date of such merger, consolidation or share exchange shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger, consolidation or share exchange.

         2.4 Code -- means the Internal Revenue Code of 1986, as amended.
             -----

         2.5 Committee -- means a committee of the Board which shall have at
             ---------
least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a "non-employee director" under Rule 16b-3 and an "outside director" under ss. 162(m) of the Code.

         2.6 CPI -- means Cousins Properties Incorporated and any successor to
             ---
such corporation.

         2.7 CREC -- means Cousins Real Estate Corporation and any successor to
             ----
such corporation.


         2.8 Director -- means any member of the Board who is not an employee of
             --------
CPI or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of CPI.

         2.9 Fair Market Value -- means (1) the closing price on any date for a
             -----------------
share of Stock as reported by The Wall Street Journal under the New York Stock
                              -----------------------
Exchange Composite Transactions quotation system (or under any successor quotation system) or, if Stock is no longer traded on the New York Stock Exchange, under the quotation system under which such closing price is reported or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee; or, (2) if no such closing price is available on such date, such closing price as so reported in accordance with ss. 2.8(1) for the immediately preceding business day; or, (3) if no newspaper or trade journal reports such closing price or if no such price quotation is available, the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

         2.10 ISO -- means an option granted under this Plan to purchase Stock
              ---
which is intended to satisfy the requirements of ss. 422 of the Code.

         2.11 Key Employee -- means an employee of CPI, CREC, a Preferred Stock
              ------------
Subsidiary that has been designated by the Board as covered by this Plan, any Subsidiary of CPI or CREC, any Parent of CPI or CREC, or any Affiliate of CPI or CREC who has been designated by the Committee and who, in the judgment of the Committee acting in its absolute discretion, is key directly or indirectly to the success of CPI, CREC, a Preferred Stock Subsidiary, a Subsidiary of CPI or CREC, a Parent of CPI or CREC or an Affiliate of CPI or CREC.

         2.12 1933 Act -- means the Securities Act of 1933, as amended.
              --------

         2.13 1934 Act -- means the Securities Exchange Act of 1934, as amended.
              --------

         2.14 Non-ISO -- means an option granted under this Plan to purchase
              -------
Stock which is intended to fail to satisfy the requirements of ss. 422 of the Code.

         2.15 Old Plans -- means (1) the Cousins Properties Incorporated 1996
              ---------
Stock Incentive Plan effective as of September 5, 1995, (2) the Cousins Properties Incorporated Stock Plan for Outside Directors and (3) the Cousins Properties Incorporated Stock Appreciation Right Plan.

         2.16 Option -- means an ISO or a Non-ISO which is granted underss.7.
              ------

         2.17 Option Certificate -- means the written certificate which sets
              ------------------
forth the terms and conditions of an Option granted to a Key Employee or Director under this Plan.

         2.18 Option Price -- means the price which shall be paid to purchase
              ------------
one share of Stock upon the exercise of an Option granted under this Plan.

         2.19 Parent -- means any corporation which is a parent corporation
              ------
within the meaning ofss. 424(e) of the Code.

         2.20 Plan -- means this Cousins Properties Incorporated 1999 Incentive
              ----
Stock Plan as effective as of the date adopted by the Board in 1999 and as amended from time to time thereafter.

         2.21 Preferred Stock Subsidiary --means any entity in which CPI, CREC,
              --------------------------
any Parent of CPI or CREC, or any Affiliate of CPI or CREC owns capital stock or other equity interests representing the right to receive at least 50% of all dividends or distributions, as applicable, paid by such entity, regardless of whether such stock or other equity interest also entitles the holder thereof to 50% or more of the voting power of all outstanding capital stock or other equity interests of such entity.

         2.22 Restricted Stock -- means Stock granted to a Key Employee
              ----------------
under ss. 9.

         2.23 Restricted Stock Certificate -- means the written certificate
              ----------------------------
which sets forth the terms and conditions of a Restricted Stock grant to a Key Employee.

         2.24 Rule 16b-3 -- means the exemption under Rule 16b-3 to
              ----------
Section 16(b) of the 1934 Act or any successor to such rule.

         2.25 Stock -- means $1.00 par value common stock of CPI.
              -----

         2.26 SAR Value -- means the value assigned by the Committee to a share
              ---------
of Stock in connection with the grant of a Stock Appreciation Right under ss. 8.

         2.27 Stock Appreciation Right -- means a right to receive the
              ------------------------
appreciation in a share of Stock which is granted under ss. 8 either as part of an Option or independent of any Option.

         2.28 Stock Appreciation Right Certificate -- means the written
              ------------------------------------
certificate which sets forth the terms and conditions of a Stock Appreciation Right which is granted to a Key Employee independent of an Option.

         2.29 Subsidiary -- means a  corporation  which is a subsidiary
              ----------
corporation  within the meaning ofss. 424(f) of the Code.

         2.30 Ten Percent Shareholder -- means a person who owns (after taking
              -----------------------
into account the attribution rules of ss. 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either CPI, a Subsidiary of CPI or Parent of CPI.


                                      ss. 3

                           SHARES RESERVED UNDER PLAN

         There shall be 1,000,000 shares of Stock authorized for use under this Plan in addition to the 4,743,287.5 shares of Stock previously authorized for use under this Plan. All of the shares of Stock may be used in connection with Option grants, Restricted Stock grants and the payment of Stock Appreciation Rights in Stock. All such shares of Stock shall be reserved to the extent that CPI deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by CPI. Any shares of Stock subject to an Option which remain unissued after the cancellation, expiration or exchange of such Option and any shares of Restricted Stock which are forfeited or canceled and thereafter shall again become available for use under this Plan, but any shares of Stock used to exercise an Option or to satisfy a withholding obligation shall not again become available for use under this Plan. No additional grants shall be made under the Old Plans if this Plan is approved by CPI's shareholders.


                                      ss. 4

                                 EFFECTIVE DATE

         The effective date of this Plan shall be the date of its adoption by the Board, provided the shareholders of CPI (acting at a duly called meeting of such shareholders) approve such adoption within twelve (12) months of such effective date. Any Option or Restricted Stock or Stock Appreciation Right granted before such shareholder approval automatically shall be granted subject to such approval.


                                      ss. 5

                                    COMMITTEE

         This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to ss. 14, ss. 15 and ss. 16 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on CPI, on each affected Key Employee or Director and on each other person directly or indirectly affected by such action.


                                      ss. 6

                        ELIGIBILITY AND ANNUAL GRANT CAPS

         Only Key Employees who are employed by CPI, a Subsidiary of CPI or a Parent of CPI shall be eligible for the grant of ISOs under this Plan, and Key Employees and Directors shall be eligible for the grant of Non-ISOs and Restricted Stock under this Plan. Only Directors shall be eligible for the grant of Stock in lieu of cash under this Plan, and only Key Employees shall be eligible for the grant of Stock Appreciation Rights under this Plan. No Key Employee in any calendar year shall be granted an Option to purchase more than 750,000 shares of Stock or a Stock Appreciation Right with respect to more than 750,000 shares of Stock.


                                      ss. 7

                                     OPTIONS

         7.1 Committee Action. The Committee acting in its absolute discretion
             ----------------
shall have the right to grant Options to Key Employees under this Plan from time to time to purchase shares of Stock and, further, the Committee shall have the right to grant new Options in exchange for the cancellation of outstanding Options which have a lower Option Price than the new Options. Each grant of an Option to a Key Employee shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, if the Committee grants an ISO and a Non-ISO to a Key Employee on the same date, the right of the Key Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO. The Committee shall have the right to grant a Non-ISO and Restricted Stock to a Key Employee at the same time and to condition the exercise of the Non-ISO on the forfeiture of the Restricted Stock grant.

         7.2 $100,000 Limit. No Option shall be treated as an ISO to the extent
             --------------
that the aggregate Fair Market Value of Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this ss. 7.2 in accordance with ss. 422(d) of the Code, and the Committee shall treat this ss.
7.2 as in effect only for those periods for which ss. 422(d) of the Code is in effect.

         7.3 Grants to Directors. Each Director automatically shall be granted
             -------------------
(without any further action on the part of the Committee) a Non-ISO under this Plan as of the first day he first serves as a Director to purchase 6,000 shares of Stock at an Option Price equal to the Fair Market Value of a share of Stock on the date of such grant. Thereafter, each Director who is serving as such on March 31 of each calendar year and who has served as such for more than ten consecutive months automatically shall be granted (without any further action on the part of the Committee) a Non-ISO under this Plan as of March 31 of such calendar year to purchase 6,000 shares of Stock at an Option Price equal to the Fair Market Value of a share of Stock on the date of such grant. Each Non-ISO granted under this Plan to a Director shall be evidenced by an Option Certificate, shall be exercisable in full upon grant and shall expire 90 days after a Director ceases to serve as such or, if earlier, on the tenth anniversary of the date of the grant of the Non-ISO. A Non-ISO granted to a Director under this ss. 7.3 shall conform in all other respects to the terms and conditions of a Non-ISO under this Plan, and no Director shall be eligible to receive an Option under this Plan except as provided in this ss. 7.3. A grant of a Non-ISO to a Director under this ss. 7.3 is intended to be granted in a manner which continues to allow such Director to be a "non-employee director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of ss. 162(m) of the Code, and all Non-ISOs granted to Directors under this ss. 7.3 shall be construed to effect such intent. Finally, if the Committee in its discretion determines that a Director in his or her capacity as such performs substantial services for CPI in addition to the services customarily provided by Directors and he or she receives no additional cash compensation for providing such services, the Committee shall have the discretion to grant a Non-ISO under this Plan, or more than one Non-ISO under this Plan, to such Director subject to the same terms and conditions as the Committee can grant a Non-ISO under this Plan to a Key Employee.

         7.4 Option Price. The Option Price for each share of Stock subject to
             ------------
an Option which is granted to a Key Employee shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Key Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted. The Option Price shall be payable in full upon the exercise of any Option, and at the discretion of the Committee an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock which has been held for at least 6 months and which is acceptable to the Committee or in any combination of cash, check and such Stock. The Option Price in addition may be paid through any broker facilitated cashless exercise procedure acceptable to the Committee or its delegate. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the properly endorsed certificate for such Stock is delivered to the Committee or its delegate.

         7.5 Exercise Period. Each Option granted under this Plan to a Key
             ---------------
Employee shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option granted to a Key Employee exercisable on or after the earlier of

                  (1)      the date such Option is exercised in full, or

                  (2) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date the Option is granted, or

                  (3) the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to a Key Employee who is not a Ten Percent Shareholder on the date the Option is granted.

An Option Certificate may provide for the exercise of an Option after the employment of a Key Employee has terminated for any reason whatsoever, including death or disability.


                                      ss. 8

                            STOCK APPRECIATION RIGHTS

         8.1 Committee Action. The Committee acting in its absolute discretion
             ----------------
shall have the right to grant a Stock Appreciation Right to a Key Employee under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.

         8.2 Terms and Conditions.
             --------------------

         (a) Stock Appreciation Right Certificate. If a Stock Appreciation Right
             ------------------------------------
is evidenced by a Stock Appreciation Right Certificate, such certificate shall set forth the number of shares of Stock to which the Key Employee has the right to appreciation and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

         (b) Option Certificate. If a Stock Appreciation Right is evidenced by
             ------------------
an Option Certificate, the SAR Value for each share of Stock subject to the Stock Appreciation Right shall be the Option Price for the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Key Employee's right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Key Employee's right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

         8.3 Exercise. A Stock Appreciation Right shall be exercisable only when
             --------
the Fair Market Value of a share of Stock subject to such Stock Appreciation Right exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. A Key Employee upon the exercise of his or her Stock Appreciation Right shall receive a payment from CPI in cash or in Stock, or in a combination of cash and Stock, and any payment in Stock shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this ss. 8.3.


                                      ss. 9

                                RESTRICTED STOCK

         9.1 Committee Action. The Committee acting in its absolute discretion
             ----------------
shall have the right to grant Restricted Stock to Key Employees and Directors under this Plan from time to time and, further, shall have the right to make new Restricted Stock grants in exchange for the cancellation of an outstanding Restricted Stock grant to such Key Employee or Director. Each Restricted Stock grant shall be evidenced by a Restricted Stock Certificate, and each Restricted Stock Certificate shall set forth the conditions, if any, under which the grant will be effective and the conditions under which the Key Employee's or Director's interest in the underlying Stock will become nonforfeitable.

         9.2 Effective Date. A Restricted Stock grant shall be effective (1) as
             --------------
of the date set by the Committee when the grant is made or, (2) if the grant is made subject to one, or more than one, condition, as of the date such conditions have been timely satisfied.

         9.3 Conditions.
             ----------

         (a) Conditions to Issuance of Stock. The Committee acting in its
             -------------------------------
absolute discretion may make the issuance of Restricted Stock to a Key Employee or Director subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or Director in particular, and the related Restricted Stock Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Restricted Stock grant shall be issued in the name of a Key Employee or Director only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by CPI pending the satisfaction of the forfeiture conditions, if any, under ss. 9.3(b) for the related Restricted Stock grant.

         (b) Forfeiture Conditions. The Committee acting in its absolute
             ---------------------
discretion may make Restricted Stock issued in the name of a Key Employee or Director subject to one, or more than one, objective employment, performance or other forfeiture condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or Director in particular, including a condition which results in a forfeiture if a Key Employee or Director exercises a Non-ISO granted in tandem with his or her Restricted Stock grant, and the related Restricted Stock Certificate shall set forth each such condition, if any, and the deadline, if any, for satisfying each such forfeiture condition. A Key Employee's or Director's nonforfeitable interest in the shares of Stock underlying a Restricted Stock grant shall depend on the extent to which he or she timely satisfies each such condition. Each share of Stock underlying a Restricted Stock grant shall be unavailable under ss. 3 after such grant is effective unless such share is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available under ss. 3 as of the date of such failure.

         9.4 Dividends and Voting Rights. Each Restricted Stock Certificate
             ---------------------------
shall specify what rights, if any, a Key Employee or Director shall have with respect to the Stock issued in his or her name, including rights to dividends and to vote, pending the forfeiture of such Stock or the lapse of each forfeiture condition, if any, with respect to such Stock. Furthermore, the Committee may grant dividend equivalent rights on Restricted Stock while such Stock remains subject to an issuance condition under ss. 9.3(a) under which a cash equivalent to a dividend shall be paid when a dividend is paid, and any such dividend equivalent right shall be set forth in the related Restricted Stock Certificate.

         9.5 Satisfaction of Forfeiture Conditions; Provision for Income and
             ---------------------------------------------------------------
Excise Taxes. A share of Stock shall cease to be Restricted Stock at such time
------------
as a Key Employee's or Director's interest in such Stock becomes nonforfeitable under this Plan, and the certificate representing such share shall be transferred to the Key Employee or Director as soon as practicable thereafter. The Committee acting in its absolute discretion shall have the power to authorize and direct the payment of a cash bonus (or to provide in the terms of the Restricted Stock Certificate for CPI to make such payment) to a Key Employee or Director to pay all, or any portion of, his or her federal, state and local income tax liability which the Committee deems attributable to his or her interest in his or her Restricted Stock grant becoming nonforfeitable and, further, to pay any such tax liability attributable to such cash bonus.

         9.6 Section 162(m). Except where the Committee deems it in the best
             --------------
interests of CPI, the Committee shall use its best efforts to grant Restricted Stock either (1) subject to at least one condition which can result in the Restricted Stock qualifying as "performance-based compensation" under ss. 162(m) of the Code if the shareholders of CPI approve such condition and the Committee takes such other action as the Committee deems necessary or appropriate for such grant to so qualify under ss. 162(m) or (2) under such other circumstances as the Committee deems likely to result in an income tax deduction for the grant.


                                     ss. 10

                              STOCK IN LIEU OF CASH

         10.1 Election. Each Director shall have the right on or after the
              --------
effective date of this Plan to elect (in accordance with ss. 10.2) to receive Stock in lieu of cash as part of his or her compensation package with respect to all or a specific percentage of:

         (a) any installment of his or her annual cash retainer fee as a Director;

         (b) any fee payable in cash to him or to her for attending a meeting of the Board or a committee of the Board; and

         (c) any fee payable in cash to him or to her for serving as the chairperson of a committee of the Board.

         Any election to receive Stock in lieu of cash which was in effect under the Cousins Properties Incorporated Stock Plan for Outside Directors immediately before the effective date of this Plan shall remain in effect under this Plan until revoked under ss. 10.2.

         10.2 Election and Election Revocation Procedure. An election by a
              ------------------------------------------
Director under ss. 10.1 to receive Stock in lieu of cash shall be made in writing and shall be effective as of the date the Director delivers such election to the Secretary of CPI. An election may apply to one, or more than one, cash payment described in ss. 10.1. After a Director has made an election under this ss. 10.2, he or she may elect to revoke such election or may elect to revoke such election and make a new election. Any such subsequent election shall be made in writing and shall be effective as of the date the Director delivers such election to the Secretary of CPI. There shall be no limit on the number of elections which a Director can make under this ss. 10.2.

         10.3 Number of Shares. The number of shares of Stock which a Director
              ----------------
shall receive in lieu of any cash payment shall be determined by CPI by dividing the amount of the cash payment which the Director has elected under ss. 10.1 to receive in the form of Stock by 95% of the Fair Market Value of a share of Stock
(1) on the date of a regular quarterly Board meeting with respect to shares of Stock to be issued for fees earned on the date of such a meeting or (2) on the date of the next regular quarterly Board meeting with respect to shares of Stock to be issued for fees earned between regular quarterly Board meetings, and by rounding down to the nearest whole share of Stock. Such shares shall be issued to the Director as of the date of a regular quarterly Board meeting with respect to shares of Stock to be issued for fees earned on the date of such a meeting or on the date of the next regular quarterly Board meeting with respect to shares of Stock to be issued for fees earned between regular quarterly Board meetings.

         10.4 Insufficient Shares. If the number of shares of Stock available
              -------------------
under this Plan is insufficient as of any date to issue the Stock called for under ss. 10.3, CPI shall issue Stock under ss. 10.3 to each Director based on a fraction of the then available shares of Stock, the numerator of which fraction shall equal the amount of the cash payment to the Director on which the issuance of such Stock was to be based under ss. 10.1 and the denominator of which shall equal the amount of the total cash payments to all Directors on which the issuance of such Stock was to be based under ss. 10.1. All elections made under this ss. 10 thereafter shall be null and void, and no further Stock shall be issued under this Plan with respect to any such elections.

         10.5 Restrictions on Shares. CPI shall have the right to issue the
              ----------------------
shares of Stock which a Director shall receive in lieu of any cash payment subject to a restriction that the Director have no right to transfer such Stock (except to the extent permissible under Rule 16b-3) for the six month period which starts on the date the Stock is issued or to take such other action as CPI deems necessary or appropriate to make sure that the Director satisfies the applicable holding period requirement, if any, set forth in Rule 16b-3.

                                     ss. 11

                               NONTRANSFERABILITY

         No Option, Restricted Stock or Stock Appreciation Right shall (absent the Committee's consent) be transferable by a Key Employee or an Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee's consent) be exercisable during a Key Employee's or Director's lifetime only by the Key Employee or Director. The person or persons to whom an Option or Restricted Stock or Stock Appreciation Right is transferred by will or by the laws of descent and distribution (or with the Committee's consent) thereafter shall be treated as the Key Employee or Director.


                                     ss. 12

                             SECURITIES REGISTRATION

         Each Option Certificate, Restricted Stock Certificate and Stock Appreciation Right Certificate shall provide that, upon the receipt of shares of Stock as a result of the exercise of an Option or a Stock Appreciation Right or the satisfaction of the forfeiture conditions under a Restricted Stock Certificate, the Key Employee or Director shall, if so requested by CPI, hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by CPI, shall deliver to CPI a written statement satisfactory to CPI to that effect. As for Stock issued pursuant to this Plan, CPI at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to a Key Employee or Director under the 1933 Act or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to a Key Employee or Director; however, CPI shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by a Key Employee or Director.


                                     ss. 13

                                  LIFE OF PLAN

         No Option, Restricted Stock or Stock Appreciation Right shall be granted under this Plan on or after the earlier of

                  (1) the tenth anniversary of the effective date of this Plan (as determined under ss. 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Restricted Stock grants under this Plan have been forfeited or the forfeiture conditions, if any, on such Stock have been satisfied in full, or

                  (2) the date on which all of the Stock reserved under ss. 3 has (as a result of the exercise of Options or the payment in Stock upon the exercise of Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Restricted Stock granted under this Plan) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.


                                     ss. 14

                                   ADJUSTMENT

         14.1 Capital Structure. The number, kind or class (or any combination
              -----------------
thereof) of shares of Stock reserved under ss. 3, the annual grant caps described in ss. 6, the annual grant described in ss. 7.3, the number, kind or class (or any combination thereof) of shares of Stock subject to Options or Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class of shares of Restricted Stock granted under this Plan shall be adjusted by the Committee in an equitable manner to reflect any change (after the original effective date of this Plan under ss. 4) in the capitalization of CPI, including, but not limited to, such changes as stock dividends or stock splits.

         14.2 Mergers. The Committee as part of any corporate transaction
              -------
described in ss. 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with ss. 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved under ss. 3. Furthermore, the Committee as part of any corporate transaction described in ss. 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with ss. 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock underlying any Restricted Stock grants previously made under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option and Stock Appreciation Right grants previously made under this Plan and the related Option Price and SAR Value for each such Option and Stock Appreciation Right, and, further, shall have the right (in any manner which the Committee in its discretion deems consistent with ss. 424(a) of the Code) to make Restricted Stock, Option and Stock Appreciation Right grants to effect the assumption of, or the substitution for, restricted stock, option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such restricted stock, option or appreciation right grants.

         14.3 Fractional Shares. If any adjustment under this ss. 14 would
              -----------------
create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or Stock Appreciation Right grants and Restricted Stock grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this ss. 14 by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in "the number of shares reserved under ss. 3" within the meaning of ss. 16.


                                     ss. 15

                                CHANGE IN CONTROL

         15.1 Continuation or Assumption of Plan or Grants. If (1) there is a
              --------------------------------------------
Change in Control of CPI on any date and this Plan and the outstanding Options, Stock Appreciation Rights and Restricted Stock granted under this Plan are continued in full force and effect or there is an assumption of this Plan or the assumption or substitution of the outstanding Options, Stock Appreciation Rights and Restricted Stock granted under this Plan in connection with such Change in Control and (2) (i) a Key Employee's employment with CPI, CREC, a Preferred Stock Subsidiary that has been designated by the Board as covered by this Plan, any Subsidiary of CPI or CREC, any Parent of CPI or CREC, or any Affiliate of CPI or CREC terminates for any reason within the two-year period starting on the date of the Change in Control or (ii) a Director's service on the Board terminates for any reason within the two-year period starting on the date of the Change in Control, then any conditions to the exercise of such Key Employee's or Director's outstanding Options and Stock Appreciation Rights and any then outstanding issuance and forfeiture conditions on such Key Employee's or Director's Restricted Stock automatically shall expire and shall have no further force or effect on or after the date his or her employment or service so terminates.

         15.2 No Continuation or Assumption of Plan or Grants. If there is a
              -----------------------------------------------
Change in Control of CPI on any date and this Plan and the outstanding Options, Stock Appreciation Rights and Restricted Stock granted under this Plan are not continued in full force and effect or there is no assumption of this Plan or the assumption or substitution of the Options, Stock Appreciation Rights and Restricted Stock granted under this Plan in connection with such Change in Control, (1) any conditions to the exercise of outstanding Options and Stock Appreciation Rights granted under this Plan and any then outstanding issuance and forfeiture conditions on Restricted Stock granted under this Plan automatically shall expire and shall have no further force or effect on a date selected by the Board which shall provide each Key Employee and Director a reasonable opportunity to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Restricted Stock grants before the date of the Change in Control and (2) each then outstanding Option, Stock Appreciation Right and Restricted Stock grant may be canceled unilaterally by the Board immediately before the date of the Change in Control.


                                     ss. 16

                            AMENDMENT OR TERMINATION

         This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of CPI required under ss. 422 of the Code (1) to increase the number of shares of stock reserved under ss. 3 for ISO grants, or (2) to change the class of employees eligible for Options which are ISOs. The Board also may suspend the granting of Options or Stock Appreciation Rights or Restricted Stock under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option, Stock Appreciation Right or Restricted Stock granted before such suspension or termination unless
(1) the Key Employee or Director consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of CPI or a transaction described in ss. 14 or ss. 15.


                                     ss. 17

                                  MISCELLANEOUS

         17.1 Shareholder Rights. No Key Employee or Director shall have any
              ------------------
rights as a shareholder of CPI as a result of the grant of an Option or a Stock Appreciation Right granted to him or her under this Plan or his or her exercise of such Option or Stock Appreciation Right pending the actual delivery of the Stock subject to such Option to such Key Employee or Director. Subject to ss. 9, a Key Employee's or Director's rights as a shareholder in the shares of Stock underlying a Restricted Stock grant which is effective shall be set forth in the related Restricted Stock Certificate.

         17.2 No Contract of Employment. The grant of an Option or a Stock
              -------------------------
Appreciation Right or Restricted Stock to a Key Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on a Key Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in the related Option Certificate, Stock Appreciation Right Certificate, or Restricted Stock Certificate.

         17.3 Withholding. Each Option, Stock Appreciation Right and Restricted
              -----------
Stock grant shall be made subject to the condition that the Key Employee or Director consents to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to the exercise of such Option or Stock Appreciation Right or the satisfaction of any forfeiture conditions with respect to Restricted Stock issued in the name of the Key Employee or Director. The Committee also shall have the right to provide in an Option Certificate, Stock Appreciation Right Certificate or a Restricted Stock Certificate that a Key Employee or Director may elect to satisfy federal and state tax withholding requirements through a reduction in the cash or the number of shares of Stock actually transferred to him or to her under this Plan.

         17.4 Construction. All references to sections (ss.) are to sections
              ------------
(ss.) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Georgia. Finally, each term set forth in ss. 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

         17.5 Other Conditions. Each Option Certificate, Stock Appreciation
              ----------------
Right Certificate or Restricted Stock Certificate may require that a Key Employee or Director (as a condition to the exercise of an Option or a Stock Appreciation Right or a Restricted Stock grant) enter into any agreement or make such representations prepared by CPI, including any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or Restricted Stock grant or provides for the repurchase of such Stock by CPI under certain circumstances.

         17.6 Rule 16b-3. The Committee shall have the right to amend any
              ----------
Option, Restricted Stock or Stock Appreciation Right grant or to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Key Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

         17.7 Loans. If approved by the Committee, CPI may lend money to, or
              -----
guarantee loans made by a third party to, any Key Employee to finance the exercise of any Option granted under this Plan, and the exercise of an Option with the proceeds of any such loan shall be treated as an exercise for cash under this Plan. If approved by the Committee, CPI also may, in accordance with a Key Employee's instructions, transfer Stock upon the exercise of an Option directly to a third party in connection with any arrangement made by the Key Employee for financing the exercise of such Option.

         IN WITNESS WHEREOF, CPI has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

                                          COUSINS PROPERTIES INCORPORATED


                                          By:______________________________

Date:___________________________